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                    Special Power of Attorney

     The undersigned constitute and appoint Gary C. Vesperman their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form 10SB-2/A Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                Title              Date
By:/s/Gary C. Vesperman  President          July 22, 1999
Gary C. Vesperman
By:/s/Timothy J. Zelenka Secretary and      July 22, 1999
Timothy J. Zelenka       Treasurer